UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 11, 2013

Uranium Resources, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX 75067
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 219-3330

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2013, the Board of Directors (the "Board") of Uranium Resources, Inc. (the "Company") announced the appointment of Jeffrey L. Vigil, 59, to serve as the Company's Vice President and Chief Financial Officer effective June 14, 2013. Mr. Vigil, who most recently was Senior Vice President and Chief Accounting Officer at Energy Fuels Inc., succeeds Thomas H. Ehrlich, who resigned from his position as Vice President and Chief Financial Officer of the Company effective June 14, 2013.

During his tenure at Energy Fuels, Mr. Vigil served in various financial positions, including Chief Financial Officer between April 2009 and August 2012. Mr. Vigil managed financial and management reporting, equity financings, tax planning and compliance, treasury functions and risk management for Energy Fuels. Prior to joining Energy Fuels, Mr. Vigil pursued varied finance and accounting consulting assignments in 2007 and 2008, including assisting Energy Fuels in its early design and installation of accounting systems and software. From 1996 to 2007, Mr. Vigil served as Chief Financial Officer of Koala Corporation. Mr. Vigil is a graduate of the University of Wyoming with a B.S. in Accounting and is a licensed Certified Public Accountant in the State of Colorado.

On June 11, 2013, the Company and Mr. Vigil entered into an employment agreement pursuant to which Mr. Vigil is entitled to an annual base salary of $200,000 and has a target bonus equal to 30% of his base salary. The employment agreement also provides for a grant of 80,000 restricted stock units to Mr. Vigil, subject to approval by the Compensation Committee of the Board. The employment agreement also contains customary non-competition and non-solicitation provisions and provides for customary benefits and certain payments upon separation.

Item 8.01. Other Events.

On June 14, 2013, the Company issued a press release announcing certain corporate consolidation activities and the appointment of Mr. Vigil as the Company's Vice President and Chief Financial Officer. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated June 14, 2013, announcing certain corporate consolidation activities and the appointment of Mr. Vigil as the Company's Vice President and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	Uranium Resources, Inc.
	By:	/s/ CHRISTOPHER M. JONES Christopher M. Jones President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company, dated June 14, 2013, announcing certain corporate consolidation activities and the appointment of Mr. Vigil as the Company's Vice President and Chief Financial Officer.